Exhibit 10.8

[•], 2019

[Name]

Re: Waiver of Accelerated Vesting of RSUs

Dear [Name]:

As you know, Midstates Company Petroleum. Inc., a Delaware corporation (“Parent”), Midstates Holdings, Inc., a Delaware corporation (“Merger Sub”), and Amplify Energy Corp., a Delaware corporation (the “Company”), have entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and, as a result of which, the Company will become a wholly owned subsidiary of Parent. Under certain circumstances, the consummation of the Merger could constitute a Change of Control for the purposes of the [Amplify Energy Corp. Management Incentive Plan (the “MIP”)/Amplify Energy Corp. 2017 Non-Employee Directors Compensation Plan (the “DCP”)].

For good and valuable consideration to be provided to you, you hereby agree that, notwithstanding anything to the contrary in your restricted stock unit agreements, dated as of [•] (the “RSU Agreements”), the [MIP/DCP], [or in your employment agreement with the Company, dated as of [•] (the “Employment Agreement”)], the consummation of the Merger will not result in accelerated vesting of your unvested restricted stock units, notwithstanding [Section 2(d)] of the RSU Agreements or any similar provision, and hereby waive any right to accelerated vesting or payment under or pursuant to the [MIP/DCP].

Nothing contained in this letter agreement shall be considered a waiver of any other compensation or benefits to which you may be entitled or a waiver of any other of your rights with respect to the RSU Agreements, the [MIP/DCP], [or the Employment Agreement] under circumstances different than those described herein with respect to the Merger.

Please indicate your agreement with the foregoing by signing this letter agreement below.

This letter agreement shall become effective upon the date hereof, but shall terminate and be null and void ab initio and of no force and effect if the Merger Agreement is terminated in accordance with its terms and the Merger is not consummated.

We appreciate your continued efforts on behalf of the Company.

[Signature Page Follows]

Sincerely,

Amplify Energy Corp.

By:
Name:
Title:

Acknowledged and agreed as of the date first above written:

Name:

[Signature Page to Side Letter]